Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Vice President – Finance and Treasurer	Senior Vice President, Corporate Communications
Liz Claiborne Inc.	Liz Claiborne Inc.
201.295.7515	212.626.3408

LIZ CLAIBORNE INC. ANNOUNCES NOVEMBER AND DECEMBER DIRECT-TO-CONSUMER COMPARABLE SALES

•                Expects 2011 pro-forma adjusted EBITDA to be in-line with guidance, at the low end of the range of $80 to $90 million

•                Revises forecasted 2012 adjusted EBITDA from a range of $130 to $150 million to $125 to $140 million

•                Expects year end net debt to be in the range of $265 to $270 million

New York, NY – January 9, 2012 – Liz Claiborne Inc. (NYSE:LIZ) today announced November and preliminary December 2011 direct to consumer comparable sales (inclusive of e-commerce net sales) as follows:

Brand	November	December *
kate spade	81%	39%
Lucky Brand	16%	21%
Juicy Couture	(7%)	(5%)

* Results are preliminary and subject to month-end closing adjustments.

William L. McComb, Chief Executive Officer of Liz Claiborne Inc., said: “We are pleased with November and December direct to consumer comparable sales in our three global, lifestyle brands – Juicy Couture, kate spade and Lucky Brand. Comps were very strong at both kate spade and Lucky Brand in November and December as these brand teams continued their stellar execution. Comps at Juicy were generally in-line with our expectation, and we look forward to the new team’s product, which is shipping this month. We anticipate reporting a year end inventory position that is below plan, particularly at Juicy Couture.”

Mr. McComb continued, “We expect pro-forma adjusted EBITDA, excluding foreign currency transaction gains or losses, to be in the low end of the previously guided range of $80 to $90 million for fiscal 2011—the low end stemming largely from negative comps and lower than planned gross margins at Juicy Couture. Since we have completed the fourth quarter and have improved visibility into the new year, we are now forecasting fiscal 2012 adjusted EBITDA, excluding foreign currency transaction gains or losses, to be in the range of $125 to $140 million, compared to the previous range of $130 to $150 million. This new range appropriately reflects a more cautious view of how much cost reduction we can achieve in 2012 versus 2013 as well as a more conservative outlook for the wholesale channel at both Juicy Couture and Lucky Brand. It also assumes continued strong performance in all channels at kate spade and in the direct to consumer channel at Lucky Brand. At Juicy Couture, we expect improved direct to consumer performance, beginning with the spring collection.”

Mr. McComb concluded, “We significantly reduced our net debt position in 2011, as we completed five sale transactions that generated $471 million in proceeds. We expect year end net debt to be in the range of $265 to $270 million, below the previously guided range of $270 to $290 million. In December, we completed two transactions that further strengthened our capital structure - the purchase of 100 million euro of our 5% Euro Notes as well as the exchange of $21 million of our 6% Convertible Notes into 6.2 million shares of stock. Importantly, we have sufficient cash to settle the remaining outstanding balance of 121.5 million euro of the 5% Euro Notes, which are due in July 2013.”

The Company is also announcing today that Andrew Warren, Executive Vice President and Chief Financial Officer, is leaving the Company by mutual agreement, effective March 16th, to pursue an opportunity in the media industry. The Company has initiated a search for Mr. Warren’s replacement. Mr. Warren will continue to oversee our year-end fiscal closing and 10-K filing processes and will transition his finance responsibilities to a new CFO once his replacement is named. Mr. Warren’s other responsibilities, including information technology, real estate, and special sales, will, for now, report directly to Bill McComb.

Mr. McComb noted, “Andy has been an invaluable partner in the transformation of our company since 2007.  Andy led us through the turbulent capital markets crisis and has worked tirelessly to get our balance sheet in the fine shape it is today. While we are of course disappointed that he is leaving, we are extremely grateful that Andy timed his departure after completing the most important phases of the turnaround, and for agreeing to stay over the next two months to oversee the year end close and to assist with the transition process to his successor. We wish Andy all the best as he moves back to the media world.”

Mr. Warren said, “I am so proud of our accomplishments over the past four years in remaking Liz Claiborne, Inc. I have felt a calling to return to the media industry that I know and love, but I chose to stay here in my capacity as CFO until the fundamental turnaround activities were complete. Today, this Company is on strong footing with the right portfolio, the right team, and the right capital structure. I intend to remain a long-term shareholder of the stock and will be rooting for the team as a former colleague and as an investor.”

The Company anticipates that its name change to Fifth & Pacific Companies, Inc. and trading under its new stock symbol (NYSE: FNP) will become effective on or about May 15, 2012. Additional information and updates will also be posted on the new corporate website: www.fifthandpacific.com.

The Company is scheduled to present at the ICR Exchange Conference at the Fontainebleau Hotel in Miami, Florida on Wednesday, January 11, 2012 at 2:00 p.m. EST. The presentation will be simultaneously broadcast on the Internet and can be accessed via the Liz Claiborne website at http://www.lizclaiborneinc.com.  An archived broadcast will be available on this website through February 1, 2012. The Company will report its fourth quarter and full year 2011 results on Wednesday, February 29, 2012.

As the Company has not completed its quarter and year-end fiscal close and its analysis of fiscal 2011, and the audit of its 2011 financial statements is not complete, the results presented in this press release are estimated and preliminary, and, therefore, may change. Estimates of 2011 GAAP results and reconciliation of the various non-GAAP measures in this release are not provided in this press release as the Company has not yet completed its accounting for certain streamlining initiatives and brand exiting activities and other items.

In this release, Pro-Forma Adjusted EBITDA excluding foreign currency gains (losses), net is defined as income (loss) from continuing operations attributable to Liz Claiborne, Inc., adjusted to exclude income tax provision (benefit), interest expense, net, gain on sale of trademarks, gain (loss) on extinguishment of debt, depreciation and amortization, the impact of expenses incurred in connection with the Company’s streamlining initiatives and brand-exiting activities, non-cash impairment charges and non-cash share-based compensation expense, unrealized foreign currency gains (losses), net and Adjusted EBITDA associated with each of the following businesses: Liz Claiborne/JCPenney apparel and handbags; Axcess apparel; Monet Europe; DKNY® Jeans; Kensie and Mac & Jac; Dana Buchman apparel; and our former Curve fragrance brand and related brands. The Company believes that the above-described EBITDA measure represents a more meaningful presentation of its historical operations and projected financial performance since these results provide period to period comparisons that are consistent and more easily understood and better reflects the ongoing business of the Company. We consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Pro forma adjusted EBITDA, while it is designed to give effect to the transactions described above, does not necessarily reflect what adjusted EBITDA would have been for the relevant periods had “pro forma” adjustments been made with respect to those transactions in accordance with Article 11 of SEC Regulation S-X and other applicable guidance.  Certain of the operations described above would not meet the definition of “significant” for purposes of Rule 1-02(w) of Regulation S-X.

About Liz Claiborne Inc.

Liz Claiborne Inc. designs and markets a portfolio of retail-based, premium, global lifestyle brands including Juicy Couture, kate spade, and Lucky Brand. In addition, a private brand jewelry design and development group will continue to market brands through department stores as well as serve J. C. Penney via an exclusive license for Liz Claiborne and Monet jewelry lines and Kohl’s with a license for Dana Buchman jewelry. The Company also has licenses for the Liz Claiborne New York brand which is available at QVC and Lizwear, which is distributed through the Club Store channel. Liz Claiborne Inc. maintains an 18.75% stake in Mexx, a European and Canadian apparel and accessories retail-based brand. The Company anticipates that its name change to Fifth & Pacific Companies, Inc. and trading under its new stock symbol (NYSE: FNP) will become effective on or about May 15, 2012. Additional information and updates will also be posted on the new corporate website: www.fifthandpacific.com.

Liz Claiborne, Inc. Forward-Looking Statement

Statements contained herein that relate to the Company’s future performance, financial condition, liquidity or business or any future event or action are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast” or “currently envisions” and similar phrases. Such statements are based on current expectations only, are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some risks and uncertainties involve factors beyond the Company’s control. Among the risks and uncertainties are the following: our ability to continue to have the necessary liquidity, through cash flows from operations, and availability under our amended and restated revolving credit facility may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our amended and restated revolving credit facility and the borrowing base requirement in our amended and restated revolving credit facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory and the minimum availability covenant in our amended and restated revolving credit facility that requires us to maintain availability in excess of an agreed upon level; general economic conditions in the United States, Europe and other parts of the world, including the impact of debt reduction efforts in the United States; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; changes in the cost of raw materials, labor, advertising and transportation, which could impact prices of our products; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; our ability to successfully implement our long-term strategic plans including the expansion into markets outside of the US such as Kate Spade’s joint venture in China; risks associated with the transition of the Mexx business to a new entity in which we hold a minority interest and the possible failure of the Mexx joint venture that may make our interest in the joint venture of little or no value and risks associated with the ability of the controlling JV partner to operate the Mexx business successfully which will impact the potential value of our minority interest; costs associated with (i) the transition of the Liz Claiborne family of brands, Monet, Dana Buchman, Kensie and Mac & Jac brands from the Company to their respective acquirers and (ii) the early termination and transition of the DKNY® Jeans and DKNY® Active Licenses may negatively impact our business, financial condition, results of operations, cash flows and liquidity; our ability to sustain recent performance in connection with the re-launch of our Lucky Brand product offering and our ability to revitalize our Juicy Couture creative direction and product offering; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our ability to successfully develop or acquire new product lines or enter new markets or product categories, and risks related to such new lines, markets or categories; risks associated with the sale of assets to J. C. Penney described above and the licensing arrangement with QVC, Inc., including, without limitation, our ability to continue a good working relationship with these parties and possible changes or disputes in our other brand relationships or relationships with other retailers and existing licensees as a result; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agent agreements with Li & Fung Limited, which results in a single foreign buying/sourcing agent for a significant portion of our products; risks associated with our announced corporate name change; risks associated with the closing of our Ohio distribution center and our US distribution services agreement with Li & Fung Limited for a significant portion of our US distribution and our ability to effectively transition our distribution function to Li & Fung; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers, to which our international operations are subject; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; our exposure to foreign currency fluctuations; risks associated with material disruptions in our information technology systems; risks associated with privacy breaches; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; the outcome of current and future litigations and other proceedings in which we are involved; and such other factors as are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ending October 1, 2011, filed with the Securities and Exchange Commission, including in the section entitled “Item 1A-Risk Factors”.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.